Exhibit 99.(k)(6)

EXECUTION VERSION

AMENDMENT NO. 3 TO CREDIT AGREEMENT

AMENDMENT NO. 3 (this “Amendment”), dated as of December 9, 2011, to the Credit Agreement, dated as of December 12, 2008, by and among Credit Suisse High Yield Bond Fund, a Delaware statutory trust (the “Borrower”), the Banks party thereto, and State Street Bank and Trust Company, as agent for the Banks (in such capacity, the “Agent”), as amended by Amendment No. 1, dated as of December 11, 2009, and Amendment No. 2, dated as of December 10, 2010 (as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

RECITALS

I.      Capitalized terms used herein and not herein defined shall have the meanings set forth in the Credit Agreement.

II.    The Borrower desires to amend the Credit Agreement upon the terms and conditions set forth herein, and all of the Banks and the Agent are willing to do so on the terms and conditions set forth herein.

Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.             The defined term “Borrowing Base” contained in SECTION 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Borrowing Base” means, at the relevant time of reference thereto, an amount equal to the sum of the following items to the extent that they are classified as “assets” on the balance sheet of the Borrower in accordance with Generally Accepted Accounting Principles:

(i)            90% of the aggregate Asset Value of all Eligible Government Securities;

(ii)           80% of the aggregate Asset Value of all Eligible Commercial Paper;

(iii)          75% of the aggregate Asset Value of all Class I Senior Loans;

(iv)          70% of the aggregate Asset Value of all Tier 1 Corporate Debt Securities;

(v)           65% of the aggregate Asset Value of all Class II Senior Loans;

(vi)          60% of the aggregate Asset Value of all Tier 2 Corporate Debt Securities;

(vii)         50% of the aggregate Asset Value of all Tier 3 Corporate Debt Securities; and

(viii)        10% of the aggregate Asset Value of all Tier 4 Corporate Debt Securities;

provided, however, that

(1)           if, but for this clause (1), in excess of 20% of the Borrowing Base value of all Eligible Commercial Paper and Tier 1 Corporate Debt Securities would be attributable to a single Issuer, the amount of such excess shall not be included in the calculation of the Borrowing Base;

(2)           if, but for this clause (2), in excess of 10% of the Borrowing Base value of all Tier 2 Corporate Debt Securities, Tier 3 Corporate Debt Securities and Senior Loans would be attributable to a single Issuer, the amount of such excess shall not be included in the calculation of the Borrowing Base;

(3)           if, but for this clause (3), in excess of 5% of the Borrowing Base value of all Tier 4 Corporate Debt Securities would be attributable to a single Issuer, the amount of such excess shall not be included in the calculation of the Borrowing Base;

(4)           if, but for this clause (4), in excess of 5% of the Borrowing Base value would be attributable to a single Foreign Issuer, the amount of such excess shall not be included in the calculation of the Borrowing Base;

(5)           if, but for this clause (5), in excess of 15% of the Borrowing Base value would be attributable to Foreign Issuers, the amount of such excess shall not be included in the calculation of the Borrowing Base;

(6)           if, but for this clause (6), in excess of 15% of the Borrowing Base value would be attributable to Eligible Loan Participations, the amount of such excess shall not be included in the calculation of the Borrowing Base; and

(7)           if, but for this clause (7), in excess of 5% of the Borrowing Base value would be attributable to Eligible Loan Participations from a single Eligible Loan Participation

Counterparty, the amount of such excess shall not be included in the calculation of the Borrowing Base.

2.             The defined terms “Eligible Securities”, “Foreign Issuer” and “Termination Date” contained in SECTION 1.01 of the Credit Agreement is each hereby amended and restated in its entirety, respectively, as follows:

“Eligible Securities” means securities (and not Loan Obligations or Loan Participations) (a) that are publicly traded or Rule 144A Securities, (b) that are unrestricted as to sale (Rule 144A Securities that are freely traded among “qualified Institutional buyers” (within the meaning of Rule 144A) shall not be deemed to be restricted as to sale solely as a result of the restrictions and other limitations on transfer and offers to transfer contained in the Securities Act), (c) that are free and clear of any Adverse Claim, (d) in which the Agent has, for the benefit of the Agent and the Banks, a first priority perfected security interest pursuant to the Security Documents, (e) that are not the subject of a reverse repurchase agreement, dollar roll, securities lending transaction or otherwise segregated to satisfy any obligations with respect thereto, and (f) that are permitted to be purchased or held by the Borrower in accordance with the Prospectus and/or the Investment Policies and Restrictions.

“Foreign Issuer” means any Issuer that is organized under the laws of a jurisdiction other than the United States, any State thereof, or the District of Columbia.

“Termination Date” means December 7, 2012, or such earlier date on which the Commitments terminate or are terminated pursuant to the terms hereof.

3.             Clause (e) of the defined term “Maximum Amount” contained in SECTION 1.01 of the Credit Agreement is hereby amended by (a) deleting the figure “3.23” contained therein, and (b) inserting the figure “3.00” in its place.

4.             SECTION 1.01 of the Credit Agreement is hereby amended by inserting the following defined terms in their proper alphabetical order:

“Class I Loan Obligations” means, as of any date, Eligible Loan Obligations having a market value of at least 90% of the par value thereof.

“Class I Loan Participations” means Eligible Loan Participations in Class I Loan Obligations.

“Class I Senior Loans” means Class I Loan Obligations and Class I Loan Participations, in each case (a) that are free and clear of any Adverse Claim, (b) in which the Agent has, for the benefit of the Agent and the Banks, a first priority perfected security interest pursuant to the Security Documents, (c) that are not segregated, and (d) that are permitted to be purchased or held by the Borrower in accordance with the Prospectus and/or the Investment Policies and Restrictions.

“Class II Loan Obligations” means, as of any date, Eligible Loan Obligations having a market value of at least 50% of the par value thereof, other than Class I Loan Obligations.

“Class II Loan Participations” means Eligible Loan Participations in Class II Loan Obligations.

“Class II Senior Loans” means Class II Loan Obligations and Class II Loan Participations, in each case (a) that are free and clear of any Adverse Claim, (b) in which the Agent has, for the benefit of the Agent and the Banks, a first priority perfected security interest pursuant to the Security Documents, (c) that are not segregated, and (d) that are permitted to be purchased or held by the Borrower in accordance with the Prospectus and/or the Investment Policies and Restrictions.

“Credit Facility” means a syndicated or “club” credit or loan facility for the purposes of making loans.

“Eligible Credit Facility” means a Credit Facility (a) in which the sum of the aggregate revolving loan commitment amount plus the aggregate outstanding principal amount of all loans (other than revolving loans) under such Credit Facility on the origination date of such Credit Facility was at least equal to $100,000,000, and (b) in respect of which (1) neither the related administrative agent nor any controlling affiliate thereof (i) is subject to any bankruptcy or other insolvency proceeding, (ii) has stated in writing that it will not perform its obligations, if any, under the relevant Credit Facility documents, or (iii) is in default of its obligation to provide credit or other funding under such Credit Facility documents, and (2) the credit rating of the related administrative agent or its controlling affiliate is no less than “A-” from S&P or “A3” from Moody’s.

“Eligible Loan Obligation” means, as of any date, a Loan Obligation (a) of an Eligible Obligor, (b) that is part of an Eligible Credit Facility, (c) that represents not more than 25% of such Eligible Credit Facility, (d) that is rated by Moody’s and S&P, (e) traded in, and in the currency of, an Eligible OECD Member Nation, (f) for which recognized broker-dealers located in one or more Eligible OECD Member Nations make a market, (g) rated B- or better by S&P and B3 or better by Moody’s, (h) which is priced daily by a recognized independent third-party provider acceptable to the Agent, (i) the interest with respect to which is payable in cash (with no “PIK option”) no less frequently than quarterly, (j) which has a scheduled final maturity date no later than the ninth anniversary after the origination date of such Eligible Credit Facility, (k) which is not by its terms subordinated (pursuant to contractual provisions) to the prior payment of any other liabilities or any equity interests of such Eligible Obligor or any other the related obligor thereon, (l) in which the interest of the holder of such Loan Obligation in all collateral security therefor and principal and interest payments thereunder is no less than pro rata and pari passu with all other lenders in the particular tranche of which such Loan Obligation is a part, (m) that is permitted to be transferred to any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) with or without the consent of such Eligible Obligor or the administrative agent under the related Eligible Credit Facility, and (n) in respect of which such Eligible Credit Facility does not allow, without the consent of the holder of such Loan Obligation, (i) any reduction of the principal amount of such Loan Obligation, or any reduction of the rate of any interest, or any fees, payable on account of such Loan Obligation, (ii) the postponement of the final maturity date, or the date of any payment, for any part of such Loan Obligation or any interest or fees payable in respect of such Loan Obligation, or any reduction of the amount of, or waiver or excuse of, any payment in respect of such Loan Obligation, (iii) changing any provision of such Eligible Credit Facility in a manner that would alter the pro rata sharing of payments required thereby, (iv) changing any provision of such Eligible Credit Facility specifying the number or percentage of lenders thereunder required to waive, amend, supplement or otherwise modify any rights under such Eligible Credit Facility, or (v) releasing all or substantially all of the collateral, if any, for such Loan Obligation.

“Eligible Loan Participation” means a Loan Participation (a) in an Eligible Loan Obligation, (b) issued or sold by an Eligible Loan Participation Counterparty, (c) traded in, and in the currency of, an Eligible OECD Member Nation, (d) for which recognized broker-dealers located in one or more Eligible OECD Member Nations make a market, and (e) that is permitted to be transferred to any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) with or without the consent of such Eligible Loan Participation Counterparty.

“Eligible Loan Participation Counterparty” means a Loan Participation Counterparty (a) which is domiciled in, and has its principal place of business in, an Eligible OECD Member Nation, (b) in respect of which neither such Loan Participation Counterparty nor any controlling affiliate thereof (1) is subject to any bankruptcy or other insolvency proceeding, (2) has stated in writing that it will not perform its obligations, if any, under the relevant Loan Participation or relevant Credit Facility, or (3) is in default of any material obligation under such Loan Participation or such Credit Facility, and (c) the credit rating of which (or of its controlling affiliate) is no less than “A-” from S&P or “A3” from Moody’s.

“Eligible Obligor” means a for-profit business enterprise which is domiciled in, and has its principal place of business in, an Eligible OECD Member Nation.

“Issuer” means (a) an issuer of securities or (b) an Eligible Obligor.

“Loan Obligation” means a debt obligation other than a security.

“Loan Participation” means a participation interest (other than a sub-participation interest) in a Loan Obligation.

“Loan Participation Counterparty” means the seller or issuer of a Loan Participation.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Securities” means securities issued in reliance on Rule 144A.

“Senior Loan” means a Class I Senior Loan or a Class II Senior Loan.

5.             SECTION 2.07(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a)  Prior to the date of Amendment No. 3 to this Agreement, the Borrower shall pay to the Agent for the account of each Bank a facility fee at a rate per annum equal to such Bank’s Commitment Amount multiplied by (i) prior to the date of Amendment No. 2 to this Agreement, the Applicable Rate (as defined in this Agreement as in effect prior to such Amendment), and (ii) on and following the date of Amendment No. 2 to this Agreement, the Applicable Fee Rate.  On and following the date of Amendment No. 3 to this Agreement, the Borrower shall pay, or cause to be paid, to the Agent for the account of each Bank a commitment fee equal to the Applicable Fee Rate multiplied by the excess, if any, of such Bank’s Commitment Amount over the outstanding principal balance of such Bank’s loans.  Such facility fee or commitment fee, as applicable, shall accrue from and including the Effective Date to but excluding the Termination Date.  Accrued facility fees payable hereunder shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing on the first such day after the Effective Date, and on the Termination Date.

6.             SCHEDULE 1 to the Credit Agreement is hereby amended by deleting the figure “$100,000,000” set forth opposite the name “State Street Bank and Trust Company” in the column entitled “COMMITMENT AMOUNT” and replacing it with the figure “$140,000,000”.

7.             Annex I to Exhibit D to the Credit Agreement is hereby amended and restated in the form of Annex I to this Amendment.

8.             Paragraphs 1 through 7 of this Amendment shall not be effective until each of the following conditions are satisfied (the date, if any, on which such conditions shall have first been satisfied being referred to herein as the “Amendment Effective Date”):

(a)           the Agent shall have received from the Borrower and each Bank either (i) a counterpart of this Amendment executed on behalf of such party, or (ii) written evidence satisfactory to the Agent (which may include telecopy transmission of a signed signature page of this Amendment) that each such party has executed a counterpart of this Amendment;

(b)           the Agent shall have received from the Borrower a manually signed certificate from the Secretary of the Borrower, in all respects satisfactory to the Agent, (i) certifying as to the incumbency of authorized persons of the Borrower executing this Amendment, (ii) attaching true, complete and correct copies of the resolutions duly adopted by the board of trustees of the Borrower approving this Amendment and the transactions contemplated hereby, all of which are in full force and effect on the date hereof, (iii) attaching a true, complete and correct copy of the Pricing Procedures, as in effect on the date hereof and (iv) certifying that the Borrower’s Charter Documents, Prospectus, statement of additional information, registration statement, investment management agreement between the Borrower and the Investment Adviser and Custody Agreement have not been amended, supplemented or otherwise modified since December 11, 2009 or, if so, attaching true, complete and correct copies of each such amendment, supplement or modification;

(c)           the Agent and the Banks shall have received written opinion(s) from counsel to the Borrower in form and substance reasonably acceptable to the Agent; and

(d)           the Borrower shall have paid all out-of-pocket fees and expenses incurred by the Agent (including, without limitation, reasonable legal fees and disbursements of counsel to the Agent) in connection herewith.

9.             The Borrower (a) reaffirms and admits the validity and enforceability of each Loan Document and all of its obligations thereunder, (b) agrees and admits that it has no defense to or offset against any such obligation, and (c) represents and warrants that, as of the date of execution and delivery hereof by the Borrower, no Default has occurred and is continuing.

10.           In all other respects, the Loan Documents shall remain in full force and effect, and no amendment in respect of any term or condition of any Loan Document shall be deemed to be an amendment in respect of any other term or condition contained in any Loan Document.

11.           This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract.  It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.

12.           THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to the Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CREDIT SUISSE HIGH YIELD BOND FUND

By:	/s/Michael A. Pignataro
Name:	Michael A. Pignataro
Title:	CFO

Signature Page to Amendment No. 3 to Credit Agreement

STATE STREET BANK AND TRUST
COMPANY, as a Bank and as the Agent

By:	/s/Paul J. Koobatian
Name:	Paul J. Koobatian
Title:	Vice President

Signature Page to Amendment No. 3 to Credit Agreement

Annex I

Annex I

to

Borrowing Base Report